UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2009

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wacker Drive, Suite 4800, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 31, 2009, Ventas, Inc. (the “Company”), together with certain of its subsidiaries, as guarantors, and Ventas Realty, Limited Partnership, a wholly owned subsidiary of the Company (“Ventas Realty”), and certain other subsidiaries of the Company, as borrowers, entered into a Third Amendment (the “Amendment”) to that certain Credit and Guaranty Agreement dated as of April 26, 2006 (as previously amended and modified, the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, and the lenders identified therein. The Amendment addresses, among other things, applicable interest rates, the extension of the maturity date and borrowing capacity under the Credit Agreement.

The foregoing description is qualified by reference in its entirety to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The description of the Amendment set forth under “Item 1.01. Entry into a Material Definitive Agreement” above and Exhibit 10.1 to this Current Report on Form 8-K are incorporated in this Item 2.03 by reference. Such description is qualified by reference in its entirety to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits:

Exhibit Number	Description
10.1	Third Amendment dated as of March 31, 2009 to that certain Credit and Guaranty Agreement dated as of April 26, 2006 among Ventas Realty, Limited Partnership and the additional borrowers named therein, as borrowers, the guarantors named therein, Bank of America, N.A., as Administrative Agent, Issuing Bank and Swingline Lender, and the lenders identified therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: April 3, 2009	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Third Amendment dated as of March 31, 2009 to that certain Credit and Guaranty Agreement dated as of April 26, 2006 among Ventas Realty, Limited Partnership and the additional borrowers named therein, as borrowers, the guarantors named therein, Bank of America, N.A., as Administrative Agent, Issuing Bank and Swingline Lender, and the lenders identified therein.